Exhibit 10.1
SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER

THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER (the “Second Amendment” or this “Amendment”), effective as of the 30th day of November, 2010 (the “Second Amendment Effective Date”), is entered into by and among MAGNUM HUNTER RESOURCES CORPORATION, a Delaware corporation (the “Borrower”), the Guarantors party hereto (the “Guarantors”), the Lenders party hereto (the “Lenders”), BANK OF MONTREAL, as Administrative Agent for the Lenders (the “Administrative Agent”) and CAPITAL ONE, N.A., as Syndication Agent (the “Syndication Agent”).

RECITALS

WHEREAS, the Borrower, the Lenders, the Administrative Agent and the Syndication Agent entered into that certain Amended and Restated Credit Agreement dated February 12, 2010 (as amended by the First Amendment to Credit Agreement dated May 13, 2010, and as further amended or restated from time to time, the “Credit Agreement”); and

WHEREAS, subject to the terms and conditions contained in this Amendment, the Borrower, the Lenders and the Administrative Agent have agreed to (a) amend certain provisions of the Credit Agreement and (b) grant certain waivers requested by the Borrower as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Second Amendment, the Borrower, the Guarantors, the Lenders and the Administrative Agent agree as follows:

1.             Defined Terms.  Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

2.             Amendment to Section 1.01.

(a)	Section 1.01 of the Credit Agreement is hereby amended by deleting the following definitions in their entirety and substituting the following therefor:

“Applicable Margin” means, for any day,

(a)           with respect to any ABR Loan or Eurodollar Loan that is a Tranche A Loan, or with respect to the Commitment Fee Rate for Tranche A Loans, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Grid
Borrowing Base Utilization Percentage	<33%	>33%, but <66%	>66%
ABR Loans	1.500%	2.000%	2.500%
Eurodollar Loans	2.500%	3.000%	3.500%
Commitment Fee Rate	0.500%	0.500%	0.750%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided, however, from and after the Tranche B Termination Date, if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then the “Applicable Margin” means the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level; provided further that the Applicable Margin shall revert to the previous Applicable Margin upon the Borrower’s delivery of such Reserve Report; and

(b)           with respect to any Tranche B Loan, a rate per annum equal to 4.50% with respect to ABR Loans and 5.50% with respect to Eurodollar Loans.

“EBITDAX” means, for any period, the sum of Consolidated Net Income for such period calculated on a trailing four quarter basis plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, income Taxes, depreciation, depletion, amortization, expenses associated with the exploration of Oil and Gas Properties, all non-cash charges and adjustments (including stock-based compensation, impairment of asset values, non-cash adjustments to derivative carrying values, non-cash adjustments to asset retirement obligations and other similar items as from time to time required under GAAP) and all non-recurring expenses, minus all non-cash income added to Consolidated Net Income.  Notwithstanding the foregoing, EBITDAX shall be Consolidated Net Income plus the aforementioned expenses or charges (i) for the most recently ended quarter multiplied by four (4) with respect to the quarter ended December 31, 2010, (ii) for the most recently ended two (2) quarters multiplied by two (2) with respect to the quarter ended March 31, 2011, and (iii) for the most recently ended three (3) quarters multiplied by four-thirds (4/3) with respect to the quarter ended June 30, 2011.

“Tranche B Loans” means Loans in an aggregate amount equal to the Tranche B Portion.

“Tranche B Portion” means that portion of the Borrowing Base equal to:

(a)           prior to the Tranche B Termination Date, $6,500,000, less any reductions to such amount under Sections 2.07(e) or (g) made during such period; and

(b)           from and after the Tranche B Termination Date, $0.

“Tranche B Termination Date” means the earlier to occur of (a) the date on which the Borrower permanently terminates all of the Tranche B Portion pursuant to Section 2.07(e) and pays in full all outstanding Tranche B Loans and (b) November 30, 2011.

(b)	Section 1.01 of the Credit Agreement is hereby amended to add the following new definitions in proper alphabetical order:

“Eureka Hunter Pipeline” means that certain pipeline system (as it may exist from time to time, including any expansions thereof) for the gathering and transportation of natural gas in Ohio and West Virginia commonly known as the Eureka Hunter Pipeline.

“Eureka Hunter Pipeline J.V.” means a Delaware limited liability company expected to be formed as a joint venture between Eureka Hunter Pipeline J.V. Parent and an Affiliate of DCP Midstream, LLC to own and operate the Eureka Hunter Pipeline.

“Eureka Hunter Pipeline J.V. Parent” means Eureka Hunter Pipeline Partners, LLC, a Delaware limited liability company.

3.             Amendment to Section 2.01.  Section 2.01 of the Credit Agreement is hereby amended to add the following sentence to the end of said Section:

“Notwithstanding the foregoing or anything else to the contrary in this Agreement, the Tranche B Portion is not revolving in nature and amounts prepaid or repaid with respect to Tranche B Loans may not be reborrowed.  The entire amount of the Tranche B Portion equal to $6,500,000 shall be advanced to Borrower on November 30, 2010.”

4.             Amendment to Section 2.07.  Section 2.07 of the Credit Agreement is hereby amended by deleting paragraphs (e) and (f) in their entirety and substituting the following therefor:

“(e)           Mandatory Reductions of the Tranche B Portion.

(i)           Prior to the Tranche B Termination Date, any increase in the Tranche A Portion as a result of a Scheduled Redetermination or Interim Redetermination of the Borrowing Base that results in the Tranche A Portion exceeding $65,000,000 shall automatically and permanently reduce the amount of the Tranche B Portion by the amount of such increase in the Tranche A Portion on a dollar for dollar basis and on the same date as any such increase in the Tranche A Portion becomes effective.

(ii)           Prior to the Tranche B Termination Date, the Tranche B Portion shall be automatically and permanently reduced by an amount equal to 50% of any net cash proceeds from the (A) sale by Eureka Hunter Pipeline J.V. of any capital assets, including, without limitation, any pipeline assets owned by it, or (B) the issuance, incurrence or assumption of any debt for borrowed money by Eureka Hunter Pipeline J.V.; provided that each reduction of the Tranche B Portion shall be applied in minimum increments of $500,000 which increments shall be measured on a cumulative basis.”

“(f)           Scheduled Reduction of the Tranche B Portion.  Unless previously terminated, the Tranche B Portion shall be automatically and permanently reduced to $0 on and after the Tranche B Termination Date.”

5.             Amendment to Section 8.16.  Section 8.16 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Section 8.16Reserved.”

6.           Amendment to Section 9.05.  Section 9.05 of the Credit Agreement is hereby amended by deleting paragraphs (g), (p), (q) and (r) in their entirety and substituting the following therefor and adding the following new paragraph (s):

“(g)           Investments made by the Borrower in or to any Restricted Subsidiary (except as set forth in clause (q) below) in an aggregate amount at any one time outstanding not to exceed $500,000.”

“(p)           Investments by the Borrower or any Restricted Subsidiaries in Unrestricted Subsidiaries (except as set forth in clause (q) below), when combined with Debt owing by Unrestricted Subsidiaries to the Borrower and/or any Restricted Subsidiaries under Section 9.02(f), not to exceed $1,000,000 in the aggregate at any time outstanding.”

“(q)           Investments in Eureka Hunter or Eureka Hunter Pipeline J.V. Parent, whether such Subsidiaries are Restricted Subsidiaries or Unrestricted Subsidiaries, in an aggregate amount at any one time outstanding not to exceed $1,000,000 in the aggregate in any calendar year; provided that to the extent the Borrower reasonably determines that funds in excess of such amount are necessary for the construction, operation or expansion of the Eureka Hunter Pipeline, the Borrower may distribute such excess funds to Eureka Hunter or Eureka Hunter Pipeline J.V. Parent for the purpose of paying any such construction, operation or expansion expenses of the Eureka Hunter Pipeline (whether the Eureka Hunter Pipeline is owned by Eureka Hunter or Eureka Hunter Pipeline J.V.), so long as such funds are net cash proceeds from the offering of common or preferred equity securities by the Borrower.  The Administrative Agent and the Lenders acknowledge that the Borrower has raised $35,200,000 in new equity since April 1, 2010 (net of any amounts paid to third parties for the purpose of redeeming the Borrower’s Series B Convertible Preferred Stock), which sum may also be invested in Eureka Hunter or Eureka Hunter Pipeline J.V. Parent for the purpose of paying the construction, operation or expansion expenses of the Eureka Hunter Pipeline during calendar year 2010 and 2011.”

“(r)           To the extent the Eureka Hunter Pipeline is owned by Eureka Hunter Pipeline J.V. and prior to the occurrence and continuance of an Event of Default, investments by Eureka Hunter Pipeline J.V. Parent in Eureka Hunter Pipeline J.V., not to exceed the amount the Borrower is permitted to invest in Eureka Hunter and Eureka Hunter Pipeline J.V. Parent pursuant to Section 9.05(q).”

“(s)           other Investments not to exceed $500,000 in the aggregate at any time.”

7.           Amendment to Section 9.14.  Section 9.14 is hereby amended by deleting the first sentence in its entirety and substituting the following therefor:

“The Borrower shall not, and shall not permit any Subsidiary to, create or acquire any additional Subsidiary without the prior written consent of the Administrative Agent and the Required Lenders, other than the formation or acquisition by the Borrower of Subsidiaries in compliance with Section 8.17.”

8.           Waiver of Existing Violations.  The Borrower has advised the Administrative Agent and the Lenders that the Borrower has (a) formed three (3) new Subsidiaries (collectively, the “New Subsidiaries”) and (b) changed the name of one of the Debtors, Sharon Resources, Inc., to Sharon Hunter Resources, Inc. (such actions taken by the Borrower, collectively, the “Subsidiary Actions”).  The Borrower has requested that the Administrative Agent and the Lenders waive any Default or Event of Default arising from the Subsidiary Actions, and the Administrative Agent and the Lenders are willing to make such waiver on the terms and conditions set forth in this Amendment.  Subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders hereby waive any Default or Event of Default arising solely from the Subsidiary Actions.  The waiver set forth in this Section 8 (the “Subject Waiver”) is limited to the extent specifically set forth above and no other terms, covenants or provisions of the Credit Agreement or any other Loan Document are intended to be effected hereby.  The Subject Waiver is granted only with respect to the Subsidiary Actions, and shall not apply to any actual or prospective default or violation of any other provision of the Credit Agreement or any other Loan Document.  The Subject Waiver shall not in any manner create a course of dealing or otherwise impair the future ability of the Administrative Agent or the Lenders to declare a Default or Event of Default under or otherwise enforce the terms of the Credit Agreement or any other Loan Document with respect to any matter other than those specifically and expressly waived in the Subject Waiver.

9.           Consent to Formation of Eureka Hunter Pipeline J.V. and Contribution of Eureka Hunter Pipeline.  Notwithstanding anything in the Credit Agreement to the contrary, the Administrative Agent and the Lenders hereby consent to the formation of Eureka Hunter Pipeline J.V. Parent, subject to the terms and provisions hereof, including without limitation, the conditions set forth below in Section 14.  Further, notwithstanding anything in the Credit Agreement to the contrary, the Administrative Agent and the Lenders hereby (a) consent to the formation of Eureka Hunter Pipeline J.V. by Eureka Hunter Pipeline J.V. Parent and (ii) the contribution by the Borrower or one of its Subsidiaries to Eureka Hunter Pipeline J.V. of the Eureka Hunter Pipeline and the assets related thereto and (b) agree that the contribution of the Eureka Hunter Pipeline and the assets related thereto as contemplated above shall not be deemed a default of the provisions of Section 9.05 or Section 9.11 or any other Section of the Credit Agreement and shall be disregarded when determining compliance with any dollar amount limitations contained in any exceptions to the restrictions contained in Section 9.05 and Section 9.11; provided, that it shall be a condition precedent to the effectiveness of the consent and agreement contained in this sentence that the Administrative Agent shall have received the proposed joint venture agreement pertaining to Eureka Hunter Pipeline J.V. and any other documents related thereto that the Administrative Agent shall request, which such agreement and other documents shall be in form and substance reasonably satisfactory to the Administrative Agent.

10.         Change to Borrowing Base.  As of the Second Amendment Effective Date, and until such time as further changes are made pursuant to Section 2.07 of the Credit Agreement, the Tranche A Portion of the Borrowing Base shall be equal to $65,000,000 and the Tranche B Portion of the Borrowing Base shall be equal to $6,500,000.

11.         Designation of Certain Subsidiaries as Restricted Subsidiaries and Unrestricted Subsidiaries.  As of the Second Amendment Effective Date, each of Eureka Hunter and Eureka Hunter Pipeline J.V. Parent is hereby designated as a Restricted Subsidiary and each of the New Subsidiaries is hereby designated as an Unrestricted Subsidiary.  By its execution of this Second Amendment, the Administrative Agent and each Lender agree that, upon termination of all of the Tranche B Portion and payment in full of all outstanding Tranche B Loans, the Borrower shall be permitted to designate Eureka Hunter and Eureka Hunter Pipeline J.V. Parent as Unrestricted Subsidiaries, and in connection with such designation, the Liens granted by Eureka Hunter and Eureka Hunter Pipeline J.V. Parent in favor of the Administrative Agent for the benefit of the Lenders shall be automatically released.  Each Lender authorizes the Administrative Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with the release of the Liens described in the preceding sentence.

12.         Ratification.  Each of the Borrower and Guarantors hereby ratifies all of its respective Obligations under the Credit Agreement and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents to which it is a party are and shall continue to be in full force and effect as amended and modified by this Second Amendment.  Nothing in this Second Amendment extinguishes, novates or releases any right, claim, lien, security interest or entitlement of any of the Lenders or the Administrative Agent created by or contained in any of such documents nor is the Borrower nor any Guarantor released from any covenant, warranty or obligation created by or contained herein or therein.

13.         Representations and Warranties.  The Borrower and Guarantors hereby represent and warrant to the Administrative Agent and the Lenders that (a) this Second Amendment has been duly executed and delivered on behalf of the Borrower and Guarantors, (b) this Second Amendment constitutes a valid and legally binding agreement enforceable against the Borrower and Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (c) the representations and warranties contained in the Credit Agreement and the Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof, (d) no Default or Event of Default exists under the Credit Agreement or under any Loan Document and (e) the execution, delivery and performance of this Second Amendment has been duly authorized by the Borrower and Guarantors.

14.         Conditions to Effectiveness.  This Second Amendment shall be effective on the Second Amendment Effective Date upon the execution and delivery hereof by the Borrower, the Guarantors and the Lenders to the Administrative Agent and receipt by the Administrative Agent of the following in form and substance satisfactory to the Administrative Agent:

(a)	this Second Amendment;

(b)
the payment to the Administrative Agent of (i) all fees that are due, including an upfront fee for the account of each Lender based upon each Lender’s pro rata portion of the Borrowing Base, which upfront fees shall be (A) 12.5 basis points on the Tranche A Portion of the Borrowing Base, except in the case of any Lender whose pro rata share of the Tranche A Portion after giving effect to this Second Amendment is greater than such Lender’s pro rata share of the Tranche A Portion as of October 27, 2010, in which case the upfront fees on such increased amount shall be 100 basis points, and (B) 200 basis points on the Tranche B Portion of the Borrowing Base and (ii) all expenses in connection with this Second Amendment, including any billed fees and disbursements of Andrews Kurth LLP;

(c)	the receipt by the Administrative Agent of an officer’s certificate executed by the Borrower, substantially in the form attached hereto as Exhibit A; and

(d)	the receipt by the Administrative Agent, in form and substance satisfactory to it, of the following:

(i)	all items required by Section 8.17 of the Credit Agreement in regard to the designation of Eureka Hunter and Eureka Hunter Pipeline J.V. Parent as Restricted Subsidiaries;

(ii)
all documents required to create and perfect a first priority lien in favor of the Administrative Agent in the Equity Interests in Eureka Hunter and Eureka Hunter Pipeline J.V. Parent and any intercompany notes between the Borrower and Eureka Hunter Pipeline J.V. Parent; and

(iii)	Mortgages creating a Lien on the Oil and Gas Properties owned by the Borrower and located in Gonzales and Atascosa Counties, Texas, as more particularly described on Exhibit B hereto.

15.         Counterparts.  This Second Amendment may be signed in any number of counterparts, which may be delivered in original, electronic or facsimile form each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.

16.         Governing Law.  This Second Amendment, all Notes, the other Loan Documents and all other documents executed in connection herewith shall be deemed to be contracts and agreements under the laws of the State of New York and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the laws of New York and of the United States.

17.         Final Agreement of the Parties.  Any previous agreement among the parties with respect to the subject matter hereof is superseded by the Credit Agreement, as amended by this Second Amendment.  Nothing in this Second Amendment, express or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Second Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

BORROWER: MAGNUM HUNTER RESOURCES CORPORATION, a Delaware corporation By: /s/ Ronald D. Ormand Ronald D. Ormand Executive Vice President and Chief Financial Officer

GUARANTORS:

PRC WILLISTON LLC,
a Delaware limited liability company

By:           Magnum Hunter Resources Corporation,
                 its sole member

By:  /s/ Ronald D. Ormand
Ronald D. Ormand
Executive Vice President and Chief Financial Officer

MAGNUM HUNTER RESOURCES LP,
a Delaware limited partnership

By:           Magnum Hunter Resources GP, LLC,
                 its general partner

By:   Magnum Hunter Resources
         Corporation, its sole member

By:  /s/ Ronald D. Ormand
Ronald D. Ormand
Executive Vice President and Chief Financial Officer

MAGNUM HUNTER RESOURCES GP, LLC,
a Delaware limited liability company

By:           Magnum Hunter Resources Corporation,
                 its sole member

 By:  /s/ Ronald D. Ormand
Ronald D. Ormand
Executive Vice President and Chief Financial Officer

TRIAD HUNTER, LLC,
a Delaware limited liability company

By:           Magnum Hunter Resources Corporation,
                 its sole member

By:  /s/ Ronald D. Ormand
Ronald D. Ormand
Executive Vice President and Chief Financial Officer

SHARON HUNTER RESOURCES, INC.,
a Colorado corporation

By:  /s/ Ronald D. Ormand
Ronald D. Ormand
Secretary

EUREKA HUNTER PIPELINE, LLC,
a Delaware limited liability company

By:           Magnum Hunter Resources Corporation,
                 its sole member

By:  /s/ Ronald D. Ormand
Ronald D. Ormand
Executive Vice President and Chief Financial Officer

EUREKA HUNTER PIPELINE PARTNERS, LLC,
a Delaware limited liability company

By:        Eureka Hunter Pipeline, LLC,
              its sole member

By:        Magnum Hunter Resources
              Corporation, its sole member

By:       /s/ Ronald D. Ormand
Ronald D. Ormand
Executive Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT AND LENDER: BANK OF MONTREAL By: /s/ Gumaro Tijerina Gumaro Tijerina Director

SYNDICATION AGENT AND LENDER: CAPITAL ONE, N.A. By: /s/ Paul D. Hein Paul D. Hein Vice President

LENDER:

UBS LOAN FINANCE LLC

By: _____________________________
Name: ___________________________
Title: ____________________________

By: _____________________________
Name: ___________________________
Title: ____________________________

LENDER: AMEGY BANK NATIONAL ASSOCIATION By: _____________________________ Name: ___________________________ Title: ____________________________

LENDER: KEYBANK NATIONAL ASSOCIATION By: _____________________________ Name: ___________________________ Title: ____________________________

EXHIBIT A

Form of Officer’s Certificate

The undersigned hereby certifies that he is the Chief Financial Officer of Magnum Hunter Resources Corporation, a Delaware corporation (the “Borrower”) and that as such he is authorized to execute this certificate on behalf of the Borrower.  With reference to the Amended and Restated Credit Agreement, dated as of February 12, 2010 (as amended, the “Credit Agreement”; capitalized terms used herein have the same meanings given to such terms in the Credit Agreement), among the Borrower, certain lenders party thereto, Bank of Montreal, as Administrative Agent and Capital One, N.A., as Syndication Agent, the undersigned, on behalf of the Borrower, hereby makes the following designations and certifications:

(a)	Each of Eureka Hunter and Eureka Hunter Pipeline J.V. Parent (collectively, the “New Restricted Subsidiaries”) is hereby designated as a Restricted Subsidiary.

(b)
Each of MHR Acquisition Company I, LLC, MHR Acquisition Company II, LLC and MHR Acquisition Company III, LLC (collectively, the “New Unrestricted Subsidiaries”) is hereby designated as an Unrestricted Subsidiary.

(c)
The designation of the New Restricted Subsidiaries as Restricted Subsidiaries and the New Unrestricted Subsidiaries as Unrestricted Subsidiaries is in compliance with the terms of the definition of “Unrestricted Subsidiary” contained in the Credit Agreement.

(d)	Immediately after giving effect to such designation, no Default shall have occurred and be continuing.

EXECUTED AND DELIVERED this ___________ day of November, 2010.

MAGNUM HUNTER RESOURCES CORPORATION, a Delaware corporation By: ______________________________ Ronald D. Ormand Executive Vice President and Chief Financial Officer

EXHIBIT B

Mortgaged Properties

Atascosa County, Texas

Paid Up Oil and Gas Lease, dated March 25, 2010, by and between Richard T. Eppright, Individually and as Trustee of the Richard T. Eppright Non-Exempt Trust; John Allen Eppright, Individually and as Trustee of the John A. Eppright Non-Exempt Trust; James David Eppright, Individually and as Trustee of the J. David Eppright Non-Exempt Trust; Ronald B. Smith; Lou Ann Simons and Carol Eppright as Lessor and Magnum Hunter Resources Corporation as Lessee and a Memorandum of Oil and Gas Lease recorded under Clerk’s File Number 113572 in the Official Public Records of Atascosa County, Texas, covering 2,285.95 acres, more or less, situated in Atascosa County, Texas, being more particularly described as follows:

2,285.95 acres of land, more or less, located in the Hezekiah Bissell Survey, A-1080, Ransom O. Graves Survey, A-310, B.B.B. & C. R. R. Survey, A-116, Christian Sandleben Survey, A-802, Atascosa County, Texas being more fully described in that certain Gift Deed dated May 2, 1963 from J.T. Eppright and wife, Carrie Eppright as Grantors to George D. Eppright, Edith Eppright, Carolyn Eppright Smith and Richard H. Eppright as Grantees and recorded in Volume 294, Page 224 of the Deed Records of Atascosa County, Texas.

Gonzales County, Texas

1.
Paid Up Oil and Gas Lease dated January 16, 2010 by and between Sharon Resources, Inc. and Carlotta Fairchild covering 90.00 acres of land in the Turner Barnes Survey, A-112, Gonzales County, Texas and Memorandum of Oil and Gas Lease recorded in Volume 1020, Page 453, Entry Number 244268, of the Gonzales County Records, Gonzales County, Texas.

2.
Paid Up Oil and Gas Lease dated January 16, 2010 by and between Sharon Resources, Inc. and James Fairchild and Alex W. Fairchild covering 100.00 acres of land in the Turner Barnes Survey, A-112, Gonzales County, Texas and Memorandum of Oil and Gas Lease recorded in Volume 1020, Page 455, Entry Number 244269, of the Gonzales County Records and Ratification of Oil, Gas and Mineral Lease recorded in Volume 1023, Page 304, Entry Number 244920, of Gonzales County Records, Gonzales County, Texas.

3.
Paid Up Oil and Gas Lease dated January 1, 2010 by and between Sharon Resources, Inc. and Margaret A. Kolar covering 728.80 acres of land in the Turner Barnes Survey, A-112, Gonzales County, Texas and Memorandum of Oil and Gas Lease recorded in Volume 1020, Page 461, Entry Number 244272, of Gonzales County Records, Gonzales County, Texas.

4.
Paid Up Oil and Gas Lease dated February 3, 2010 by and between Sharon Resources, Inc. and Thomas Partnership, Ltd. covering 56.19 acres of land in the Turner Barnes Survey, A-112, Gonzales County, Texas and Paid Up Oil and Gas Lease recorded in Volume 1020, Page 587, Entry Number 244311, of Gonzales County Records, Gonzales County, Texas.

5.
Paid Up Oil and Gas Lease dated January 1, 2010 by and between Sharon Resources, Inc. and James E. Kolar covering 728.80 acres of land in the Turner Barnes Survey, A-112, Gonzales County, Texas and Memorandum of Paid Up Oil and Gas Lease recorded in Volume 1020, Page 602, Entry Number 244314, of Gonzales County Records, Gonzales County, Texas.

6.
Paid Up Oil and Gas Lease dated April 1, 2010 by and between Sharon Resources, Inc. and Jeffrey A. Cernoch and wife, Kerry N. Cernoch covering 93.46 acres of land in the Turner Barnes Survey, A-112, Gonzales County, Texas and Memorandum of Oil and Gas Lease recorded in Volume 1023, Page 325, Entry Number 244926, of Gonzales County Records, Gonzales County, Texas.

All of the above leases assigned to Magnum Hunter Resources Corporation by that certain Assignment of Oil and Gas Leases, dated May 20, 2010, executed by Sharon Resources, Inc., as assignor, to Magnum Hunter Resources Corporation, as assignee, recorded in Volume 1022, Page 853, Entry Number 244823, of Gonzales County Records, Gonzales County, Texas.

All of the above leases being the same leases included in the Unit Designation for the Gonzo Hunter No. 1-H Unit, dated October 1, 2010, covering 640 acres out of the Turner Barnes Survey, A-112, Gonzales County, Texas.